UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 1, 2017

Commission File Number: 0-29923

CUI Global, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to Section 3.12 of the CUI Global Amended and Restated Bylaws, the CUI Global Board of Directors, at its December 1, 2017 annual meeting, appointed C. Stephen Cochennet to fill a director vacancy on the board of directors. Mr. Cochennet will be an independent director within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market and, as such, will serve as the fourth independent director on the nominating committee along with Messrs. Rooney, Price and Lambrecht. Mr. Cochennet shall hold office as an appointee until the 2018 Annual Meeting of Stockholders.

C. Stephen Cochennet has served as CEO/President, of Kansas Resource Development Company, a private oil and gas exploration company since 2011. From 2011 through 2015 he was also the CEO and president of Guardian 8 Corporation. From 2005-2010 Mr. Cochennet was the Chairman, President, and Chief Executive Officer of EnerJex Resources, Inc., a publicly traded SEC registered Oil and Gas Company. Prior to joining EnerJex, Mr. Cochennet was President of CSC Group, LLC. in which he supported a number of Fortune 500 corporations, international companies, and natural gas/electric utilities, as well as various start up organizations. The services provided included strategic planning, capital formation, corporate development, executive networking and transaction structuring. From 1985 to 2002, he held several executive positions with UtiliCorp United Inc. (Aquila) in Kansas City, Missouri. His responsibilities included finance, administration, operations, human resources, corporate development, natural gas/energy marketing, and managing several new startup operations. Prior to his experience at Aquila Mr. Cochennet served 6 years with the Federal Reserve System managing problem and failed banking institutions primarily within the oil and gas markets.

Mr. Cochennet graduated from the University of Nebraska with a B.A. in Finance and Economics.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders for CUI Global, Inc. (“The Company”) on December 1, 2017, the Company’s shareholders: (i) elected six directors; (ii) ratified the appointment of Perkins & Company, P.C. of the BDO Alliance as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers. Set forth below are the voting results for each of these proposals.

Proposal 1: Election of six directors - each to a one-year term:

Nominee	For	Withheld	Broker Non-votes
William J. Clough	6,587,370	4,261,890	5,791,334
Thomas A. Price	7,172,245	3,677,015	5,791,334
Matthew M. McKenzie	8,562,407	2,286,853	5,791,334
Sean P. Rooney	7,171,509	3,677,751	5,791,334
Paul D. White	8,581,242	2,268,018	5,791,334
Corey A. Lambrecht	6,977,049	3,872,211	5,791,334

Proposal 2: Ratification of the appointment of Perkins & Company, P.C. of the BDO Seidman Alliance as the Company’s independent registered public accountants for the year ending December 31, 2017:

For	Against	Abstain	Broker Non-votes
16,154,882	448,252	37,460	—

Proposal 3: Advisory Approval of the Company’s Executive Compensation (Say-on-Pay):

For	Against	Abstain	Broker Non-votes
6,978,159	1,835,164	2,035,937	5,791,334

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signed and submitted this 5th day of December 2017.

CUI Global, Inc.

By:	/s/ William J. Clough
William J. Clough
Chief Executive Officer/President